SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2005

Structured Obligations Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32014	13-3741177
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

270 Park Avenue, New York, New York 10013
(Address of principal executive offices) (Zip Code)
Registrant's telephone number including area code (212) 834-6000.

Section 8 - Other Events

Item 8.01 Other Events.

On October 14, 2005, J.P Morgan Securities Inc. contracted to sell the $4,500,000 principal amount of 7.125% Debentures due May 1, 2029 issued by Delphi Automotive Systems Corporation at a total price of $2,767,500. On October 19, 2005, in accordance with the trust agreement, the Trustee will reimburse $136,230 to the Advancing Party and distribute the remaining $2,631,270 sales proceeds pro-rata to the Certificateholders as of record on October 18, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By: /s/ Chadwick S. Parson
Name: Chadwick S. Parson
Title: Authorized Signatory

October 14, 2005